Exhibit 23.2

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

Imperial Garden & Resort, Inc.

4th Floor, 4E, No. 106 Zhouzi Street,

Neihu District, Taipei, 11493, Taiwan (Republic of China)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 19, 2016, in the Registration Statement (Form F-1 Amendment Number 2) and related Prospectus of Imperial Garden & Resort, Inc.

/s/    KCCW Accountancy Corp

Diamond Bar, California

March 9, 2017